Exhibit No. 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199748, 333-233071, 333-258016 and 333-273234 on Form S-8 of our reports dated February 21, 2024, relating to the consolidated financial statements of Avanos Medical, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Avanos Medical, Inc. for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Atlanta, Georgia
February 21, 2024